EXHIBIT G (ii)

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Gentlemen:

     Pursuant to Section 12 of the Custodian Agreement dated as of June 29, 1993 by and between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and State Street Bank and Trust Company (the Custodian), as amended, modified or supplemented from time to time (the Custodian Agreement), please be advised that the Trust has established the thirty-five new series of its shares (each a New Fund and collectively the New Funds) set forth below:


--------------------------------------------------------------------------------
           Aggressive Growth Fund                     Long-Term Fund
           Balanced Strategy Fund                   Money Market Fund
             Capital Growth Fund                  Nasdaq-100 Index Fund
            California Bond Fund                    New York Bond Fund
        California Money Market Fund            New York Money Market Fund
          Cornerstone Strategy Fund         Precious Metals and Minerals Fund
            Emerging Markets Fund               Science & Technology Fund
           First Start Growth Fund                 Short-Term Bond Fund
                 GNMA Trust                          Short-Term Fund
            Growth & Income Fund                   Small Cap Stock Fund
        Growth and Tax Strategy Fund           Tax Exempt Money Market Fund
                 Growth Fund                   Treasury Money Market Trust
        High-Yield Opportunities Fund           Total Return Strategy Fund
              Income Stock Fund                         Value Fund
                 Income Fund                        Virginia Bond Fund
         Intermediate-Term Bond Fund            Virginia Money Market Fund
           Intermediate-Term Fund                   World Growth Fund
             International Fund
--------------------------------------------------------------------------------

     Please be further advised that the Trust desires to retain the Custodian to render custody services under the Custodian Agreement to the New Funds in accordance with the fee schedule attached hereto as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                            USAA MUTUAL FUNDS TRUST



Attest:                                  By:
         -----------------------------      -----------------------------------
         Mark S. Howard                     Christopher W. Claus
         Secretary                          President



Dated:  As of  August 1, 2006

     We are willing to render custody services to the New Funds in accordance with the Custodian Agreement and the fee schedule attached hereto as Exhibit A.

                                            STATE STREET BANK AND TRUST COMPANY



Attest:                                  By:
         ------------------------------     ------------------------------------



Dated:  As of August 1, 2006

                                EXHIBIT G (iii)

                             USAA MUTUAL FUNDS TRUST

                      ADDENDUM TO CUSTODY LETTER AGREEMENT

                                      WITH

                              JP MORGAN CHASE BANK

         JP Morgan Chase Bank (the "Custodian") acting as Custodian for USAA Mutual Funds Trust (the "Company"), an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), hereby agrees to the following terms and conditions as of the date set forth below.

         1. QUALIFICATION. The Custodian represents to the Company that it is qualified to act as a custodian for a registered investment company under the 1940 Act, with all necessary power and authority to enter into this Addendum.

         2. CUSTODY. The Custodian agrees to maintain one or more custodial accounts ("Subscription Accounts") for one of the series of the Company, the USAA EXTENDED MARKET INDEX FUND (the "Fund"), in which checks ("Subscription Checks") issued in payment for purchases of Fund shares shall be deposited by USAA Transfer Agency Company d/b/a USAA Shareholder Account Services ("Transfer Agent"), transfer agent of the Fund. The Custodian further agrees to debit IMCO account no. 06407050388 (the "Return Item Account") for the aggregate amount of all Subscription Checks returned to the Custodian for non-payment ("Return Items"), informing Transfer Agent daily of any returned Subscription Checks. In the event that the available funds in the Return Item Account are insufficient to cover the amount of the Return Items, Custodian will promptly notify Transfer Agent by telephone of the amount of such insufficiency. Upon receipt of such telephone notice, Transfer Agent agrees to remit to Custodian the full amount of any such insufficiency.

         Each business day the Custodian agrees to credit an account maintained by the Company, with immediately available funds, amounts equal to the Subscription Checks deposited in the Subscription Account on the preceding business day notwithstanding whether the Custodian has collected good funds in respect of such checks. The Fund will compensate the Custodian for (i) estimated earnings lost on amounts wired to the Custodian in payment of Subscription Checks during the period from the date wire payment is made through the date good funds on such checks are received by the Custodian, (ii) for service fees charged by the Custodian for processing Subscription Checks as set forth in
Schedule 1 to this Addendum (these amounts will be paid monthly and computed based on an overall account relationship), (iii) other miscellaneous fees as described in Schedule 1, and (iv) Return Items not paid by the Transfer Agent or USAA Investment Management Company ("IMCO") within five (5) business days following a request for payment by Custodian pursuant to this paragraph.

         3. INSTRUCTIONS: OTHER COMMUNICATIONS. Any one officer or other authorized representative of the Transfer Agent designated as hereinafter provided as an officer or other authorized representative of the Transfer Agent authorized to give instructions to the Custodian with respect to Fund assets held in Subscription Accounts (an "Authorized Officer"), shall be authorized to instruct the Custodian as to the deposit, withdrawal or any other action with respect to Fund assets from time to time by telephone, or in writing signed by such Authorized Officer and delivered by telecopy, tested telex, tested computer printout or such other reasonable method as the Transfer Agent and Custodian shall agree; provided, however, the Custodian is authorized to accept and act upon instructions from the Transfer Agent, whether orally, by telephone or otherwise, which the Custodian reasonably believes to be given by an authorized person. The Custodian may require that any instructions given orally or by telecommunications be promptly confirmed in writing.

         The Authorized Officers shall be as set forth on Schedule 2 attached hereto or as otherwise from time to time certified in writing by the Transfer Agent to the Custodian signed by the President or any Vice President, Assistant Secretary or Assistant Treasurer of the Company. In addition to a written list of authorized officers, the Transfer Agent will provide Custodian with additional information and signature cards as reasonably requested by Custodian relating to the authorized officers. The Custodian shall furnish the Transfer Agent, with a copy to the Fund, by first class mail, or other mutually agreed-upon means of transmission, (i) prompt telephonic and written notice of Return Items, (ii) a monthly report on activity in each of the Subscription Accounts within five (5) days after the end of each calendar month, and (iii) a daily statement of activity in each of the Subscription Accounts.

         4. FEES. The service fees charged by the Custodian under the Addendum are set forth in Schedule 1 attached hereto. Schedule 1 may be amended by the parties in writing provided written notice is furnished to the Fund thirty (30) days in advance of any increase in fees.

         5. LIABILITIES.

         (i) The Custodian shall be held harmless by the Transfer Agent and shall not be liable for any action taken or omitted to be taken under this Addendum, except for actions or omissions caused by the Custodian's negligence, willful malfeasance, or bad faith in connection with its obligations and duties under this Addendum. Except as otherwise set forth herein, the Custodian shall not have responsibility with respect to Fund assets. The Custodian shall, for the benefit of the Custodian and the Fund, use the same care with respect to handling of Fund assets in depository accounts as it uses in respect of its own assets similarly held. The Custodian shall not have responsibility with respect to any monies or any wire transfer, checks or other instruments for the payment of money unless and until actually received or secured by wire transfer by the Custodian. IN NO EVENT WILL THE CUSTODIAN BE LIABLE TO THE TRANSFER AGENT, THE COMPANY OR THE FUND FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED HEREIN.

         (ii) The Custodian shall indemnify, defend and save harmless the Company and the Transfer Agent from and against all loss, liability, claims and demands incurred by the Fund or the Transfer Agent arising out of or in connection with the Custodian's negligence, willful malfeasance or bad faith in connection with its obligations and duties under this Addendum.

         (iii) The Transfer Agent shall indemnify, defend and save harmless the Custodian from and against all loss, liability, claims and demands incurred by the Custodian arising out of or in connection with the Transfer Agent's negligence, willful malfeasance or bad faith in connection with its obligations and duties under this Addendum.

         (iv) It is understood and expressly stipulated that neither the shareholders of the Fund nor the members of the Board of Trustees of the Company shall be personally liable hereunder. The obligations of the Fund hereunder are not personally binding upon, nor shall resort to the private property of, any of the members of the Board of Trustees of the Company, nor of its shareholders, officers, employees or agents, but only the Fund's property shall be bound.

         6. TERMINATION. The Company may terminate this Addendum at any time upon prior written notice to the Custodian. The Custodian may terminate this Addendum at any time by not less than thirty (30) days' prior written notice which shall specify the date of such termination. Upon termination, the Custodian shall make delivery of all Fund assets held in the Subscription Accounts within two business days from receipt of notice of termination to the third party specified by the Transfer Agent in writing. If any Subscription Checks are subsequently returned unpaid the Fund shall pay the Custodian the amount thereof on behalf of the Fund within two business days from receipt of demand.

         7. COMMUNICATIONS. All notices to be delivered pursuant to the terms of this Addendum shall be given in writing, and shall be deemed given (a) upon delivery in person to the persons indicated below, or (b) three days after deposit in the United States Postal Service, postage prepaid, registered, or certified mail, return receipt requested, or (c) upon receipt by facsimile (provided that such receipt of such facsimile is confirmed telephonically by the addressee), or (d) by overnight delivery service (with receipt of delivery), sent to the addresses shown below, or to such different address(es) as such party shall be designated by written notice to the other parties hereto at least ten (10) days in advance of the date upon which such change of address shall be effective. All communications required or permitted to be given under this Addendum, unless otherwise agreed by the parties, shall be addressed as follows:

     (i) to the Custodian:

         ----------------------
         ----------------------
         ----------------------

     (ii) to the Transfer Agent:

         ----------------------
         ----------------------
         ----------------------

         With a copy to:

         ----------------------
         ----------------------
         ----------------------

         8.  ACCESS TO RECORDS.  The  Custodian  will not refuse any  reasonable
request  for  inspection   and  audit  of  its  books  and  records   concerning
transactions and balances of the Subscription Accounts by an agent of the Fund.

         9. COOPERATION. The Custodian shall cooperate with the Fund and its respective independent public accountants in connection with annual and other audits of the books and records of the Fund.

         10. MISCELLANEOUS. This Addendum (i) shall be governed by and construed in accordance with the laws of the state of New York, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may only be amended by the parties hereto in writing.

         11.  TERMS AND  CONDITIONS  OF DEPOSIT  ACCOUNTS.  The  handling of the
Subscription Accounts and the Return Item Account and all other accounts maintained with Custodian in connection with or relating to this Addendum will be subject to the Custodian's Terms and Conditions of Deposit Accounts, and any and all rules or regulations now or hereafter promulgated by the Custodian which relate to such accounts or services provided by the Custodian and the Uniform Commercial Code, as adopted by the State of Texas (except in the event any of the same are contrary to the specific provisions hereof). In the event of any specific conflict between the provisions hereof and the provisions of any of the agreements, rules and regulations referenced in this paragraph, the provisions of this Addendum shall control.

         12. SIGNATURE AUTHORITY. Each of the undersigned represents and warrants that he/she has the requisite authority to execute this Addendum on behalf of the party for whom the undersigned signs; that all necessary action has been taken to authorize this Addendum; that this Addendum, upon execution and delivery, shall be a binding obligation of such party.

         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date set forth below.

Dated: August 1, 2006

                                        JP MORGAN CHASE BANK


                                        By: _____________________________
                                        Name:
                                        Title:


                                        USAA TRANSFER AGENCY COMPANY


                                        By: _____________________________
                                        Name:  TERRI L. LUENSMANN
                                        Title: SENIOR VICE PRESIDENT

         The Company, on behalf of the Fund, hereby consents and agrees to the terms of the foregoing Addendum; provided, however, that the same shall not relieve the Custodian of any of its responsibilities to the Fund as set forth in the Custodian Letter Agreement between the Company and the Custodian.

                                        USAA MUTUAL FUNDS TRUST,
                                        on behalf of itself and its series
                                        USAA EXTENDED MARKET
                                        INDEX FUND


                                        By: _____________________________
                                        Name:  CHRISTOPHER W. CLAUS
                                        Title: PRESIDENT

         IMCO hereby consents and agrees to the terms of the foregoing Addendum to Custodian Letter Agreement.

                                        USAA INVESTMENT
                                        MANAGEMENT COMPANY

                                        By:  _____________________________
                                        Name:  CLIFFORD A. GLADSON
                                        Title: SENIOR VICE PRESIDENT

                                   SCHEDULE 1

                                      FEES

Automated Clearing House (ACH) Origination
USAA MUTUAL FUNDS TRUST

SERVICE                                                       PRICE
Origination Services (DEBITS AND CREDITS)
   2 Day Settlement Extended Processing(1)       $   0.01 item
   1 Day + Settlement                                0.15 item
   2 Day + Settlement                                0.10 item
   Electronic Depository Transfer                    0.15 item
   Pre-Authorized Check                              1.00 item
   Items Originated-Addenda                          0.02 record
Receiving Services
   Items Received-Corporate                          0.10 item
   Items Received-Addenda                            0.01 record
Input Services
   Vendor                                           25.00 file(1)
   Data Transmission (IN/OUT)                       10.00 file(1)
General Services
   Debit Blocking (EPA)                             25.00 account
   Maintenance                                      25.00 client tax ID
   Support-Phone Expenses (CLIENT CHARGE)               actual expense
   Recall                                           30.00 item
   Correction/Reversal                              15.00 item
   Location Add (CHASELINK)                          1.00 transaction
   Correspondent Settlement                        100.00 account
   Redeposit                                         1.50 item
   Unroutable                                        1.00 item
   Notification of Change Via Mail                   4.50 notice of change
   Notification of Change Via Transmission           1.25 notice of change
   Notification of Change Via Autofax                1.25 notice of change
   Transmission Implementation                     200.00 one time
   ACH/EC Programming                              100.00 hour
Reporting Services

   Return Via Transmission                           1.25 item +
                                                    10.00 transmission file(1)
   Return Via ChaseLink                              1.00 item
   Return/Notification Via Phone                     5.00 item/report
   Return/Notification Via Mail                      4.50 return
   Return/Notification Via Fax                       4.00 page
   Return Via Autofax                                1.25 return

1 A file is defined by the different tax identification numbers contained in the NACHA input file.

AUTOMATED CLEARING HOUSE (ACH) (CONT'D)

   ACH PAC Return-Electronic                     $  2.25 fax/transmission
   ACH PAC Return-Paper Advice                      5.00 advice
   Transaction Journal-ACH Origination Report       6.00 report
   Return Journal-ACH Return Transmission Report    6.00 report
   ACH Composite Receiver File                     25.00 month
Ad-hoc Services
   ACH Transaction Recalls                         10.00 recall

   Aged Inquiry Transaction Research               10.00 inquiry
   Create Official Checks                          25.00 check
   Duplicate Report Copies                          5.00 report
   Additional Test File                            50.00 file
   Duplicate Fax/Mail Delivery                      5.00 fax/delivery
   Research Faxed Pages                             0.35 page
   Return Item Analysis Report                     10.00 report
   Rules Violation Incident Report                150.00 report


This pricing represents fees for this service. Additional fees for other services may be applicable. Please contact your Chase Treasury Solutions Representative with questions.

Account Reconciliation Services
USAA MUTUAL FUNDS TRUST

SERVICE                                             PRICE
POSITIVE PAY
   Per Item - Full Reconciliation                 .035 item
   Data Transmission                               No charge
   CheckMate Software                              No charge
   Exception Notification Delivery - Fax           No charge
   Exception Notification Delivery - Internet    5.00 transmission/email address
   Exception Items (Paid-No-Issue)               2.00 item
   Transmission Set-Up                         300.00 one-time only charge
   Stale Date Notification                        .06 item
   Maximum Dollar Notification                    .06 item
PAID LIST (PARTIAL) RECONCILIATION
   Non Positive Pay Paid List Per Item            .05 item
   Non Positive Pay Paid List Maintenance      125.00 month
   Daily Paid Reconciliation                     2.50 item + transmission charge
FULL RECONCILIATION
   Non Positive Pay Full Per Item                 .06 item
   Non Positive Pay Full Maintenance           150.00 month
DEPOSIT RECONCILIATION
   Per Item                                       .06 item
   Maintenance                                  75.00 month
RANGE RECONCILIATION
   Per Item                                       .06 item
   Maintenance                                  75.00 month
OTHER SERVICES
   Stop Pay Expiration Report                   20.00 cycle
   Non Positive Pay Data Transmission           10.00 transmission
   Float Report (Full Reconciliation only)      50.00 cycle
   Diskette (Inbound or Outbound)               35.00 diskette
   Postage Courier                               Actual costs
   Rebuild Past Reconciliation (>90 days) (1)   25.00 hour
   Manual Research(1)                           35.00 hour
   Manually Key Issue Data from Fax(1)           2.00 issue

(1) One-time charge for special services requested by client which require extensive research and or manual work.

QUICK SEARCH
   Software                                         No charge
   First Account                               $ 35.00 account month
   Additional Accounts                           15.00 account month
   Stop Payment                                   7.00 stop
   Photocopy Request                              4.00 photocopy
   Extended History (>90 days)                   10.00 month account
   Additional User                               20.00 user/month


This pricing represents fees for this service. Additional fees for other services may be applicable. Please contact your Chase Treasury Solutions Representative with questions.

Funds Transfer Service
USAA MUTUAL FUNDS TRUST

SERVICE                                                  PRICE
Maintenance                                           $ 0.00 account
Incoming Transfer
   AUTOPOST Domestic                                    3.00 transfer
   NON-AUTOPOST Domestic                                4.50 transfer
   International                                       10.00 transfer
Electronic Initiation(1)
   Domestic Straight Through Transfer                   4.00 transfer
   Domestic Repaired Transfer                           7.00 transfer
   International Transfer (U.S. DOLLAR PAYMENTS)       35.00 transfer
Operator Assisted Initiation
   Domestic                                            15.00 transfer
   International (U.S. DOLLAR PAYMENTS)                40.00 transfer
International Pass Through Transfer                    20.00 transfer
Manual Transfer Surcharge                             100.00 transfer +
                                                  operator assisted transfer fee
Priority Handling Surcharge                            20.00 transfer
Notification
   Printed Advice                                       3.50 transfer
   Telephone                                            6.50 call
   Fax                                                  4.00 transfer


(1) Includes ChaseLink FT, MicroLink FT, Insight CPS, FT/PC, FT EXPRESS, and Automatic Standing Transfer. A MicroLink FT transaction fee of $1.00/transfer also applies.

This pricing represents fees for this service. Additional fees for other services may be applicable. Please contact your Chase Treasury Solutions Representative with questions.

MicroLink
USAA MUTUAL FUNDS TRUST

SERVICE                                                  PRICE
BANK ACCOUNT REPORTING
   Implementation(1)
     Bank Account Reporting                         $ 325.00 one time
   Maintenance(1)
     Bank Account Reporting                            30.00 client
   Chase Texas Accounts                                25.00 account
     Current-Day Reporting                             10.00 account(2)
   Other Bank Accounts                                 40.00 account
   Transaction Reporting
     Previous Day                                       0.13 item
     Current Day                                        0.25 item
SPECIAL REPORTS MODULE
   EDI Report                                          15.00 client
   Per Line                                             0.10 line
   EC Translation Charges                               0.20 1000 characters
AUTOMATED PAYMENTS & COLLECTIONS (APC)(3)
   Implementation(1)                                  225.00 one time
     Without Bank Account Reporting                   325.00 one  time
   Maintenance(1)                                      40.00 account/client
     Without Bank Account Reporting                    50.00 account/client
   Transactions
     1-500 Transactions                                 0.30 transaction
     501-1,000 Transactions                             0.15 transaction
     1,000+ Transactions                                0.10 transaction
     CCD+ Addenda Record                                0.12 record
     Origination Services (DEBITS AND CREDITS)
       2 Day Settlement Extended Processing(4)          0.01 item
       1 Day + Settlement                               0.15 item
       2 Day + Settlement                               0.10 item


(1)Fees  are  for  single   micro-computer  setup.   Additional   micro-computer
implementation and maintenance charges are available at 50% off listed fees.

(2)The charge for Current Day Reporting is in addition to the account charges.

(3)Refer to ACH Price Sheet for additional APC and DTS charges.

(4)File received after 4:00 p.m. CT.

Item Processing--Deposit Services
USAA MUTUAL FUNDS TRUST

SERVICE                                           PRICE

ITEM PROCESSING (PRE-ENCODED DEPOSITS)
   On-Us                                       $  0.000 item
   Tier I/Local City                              0.015 item
   Tier II/Local RCPC                             0.021 item
   Tier III/Texas Fed Cities                      0.035 item
   Tier IV/Other Texas                            0.038 item
   Tier V/Other Transit                           0.040 item
   HDGS                                           0.150 item
   Premium RCPC                                   0.045 item
   Repaired                                       0.450 item
   Rejects                                        0.450 item
   High Speed U.S. Dollar Canadian Items          1.000 item
DEPOSIT SERVICES
   Maintenance                                   10.00 account
   Debits Posted
     Paper                                        0.065 item
     Electronic                                   0.065 item
   Credits Posted
     Paper                                        0.45 item
     Electronic                                   0.20 item
   Deposit Corrections                           10.00 deposit (1 FREE/MONTH)
   Items Deposited Basic                          0.07 item
   Encoding                                       0.04 item
   Stop Payment-Telephone                        25.00 each
   Stop Payment Quick Search                      7.00 each
   Return Items
     Received                                     2.00 return
     Reclears                                     1.50 reclear
     Special Handling                             2.00 each
   Insufficient Funds                             0.00 item
   Overdraft Interest                             90 day avg. T-Bill
   Special Statements                             7.50 statement
   Check Copy Retrieval                           4.00 item (3 FREE/MONTH)
   Telephone Balance-Commercial                   3.00 inquiry
   Transit Check Cashing-Payee                    1.5% of check total ($5 MIN)
   Transit Check Cashing-Commercial Client        5.00 check
   Additional Analysis Statement                 10.00 copy
   Invoice Billing                               25.00 relationship/month
   Foreign Deposits                               5.00 each


This pricing represents fees for this service. Additional fees for other services may be applicable. Please contact your Chase Treasury Solutions Representative with questions.

                                   SCHEDULE A

               PERSONS AUTHORIZED TO ACT ON BEHALF OF THE MANAGER

         FAM and its agent are authorized to rely on instructions from the following individuals on behalf of the Manager on its own behalf and on behalf of the Fund:

NAME                     SIGNATURE

Christopher Claus
                         ---------------------------------------------
David Holmes
                         ---------------------------------------------
Mark S. Howard
                         ---------------------------------------------
Terri Luensmann
                         ---------------------------------------------
Stuart Wester
                         ---------------------------------------------
Roberto Galindo
                         ---------------------------------------------
Jessica Will
                         ---------------------------------------------
Denise Belcher
                         ---------------------------------------------

Revised:  April 2004

                        [JP MORGAN CHASE BANK LETTERHEAD]



August 1, 2006

USAA Mutual Funds Trust
9800 Fredericksburg Road
San Antonio, Texas 78288

Dear Sir or Madam:

         On behalf of JP Morgan Chase Bank ("Chase"), this letter (the "Custody Letter Agreement") is to confirm that Chase has been selected by the Merrill Lynch Extended Market Index Series (the "Series") of the Quantitative Master Series Trust (the "Trust") as global custodian for the Series. Chase has entered into a global custody agreement (the "Custody Agreement") with the Series and Merrill Lynch Quantitative Advisors, a division of Merrill Lynch Investment Managers, and is responsible for the provisions of custody and related services under such Custody Agreement, including, but not limited to, asset safekeeping, servicing and reporting for the Series. Chase has acted as global custodian for the Trust since July 31, 1999, the Trust's inception.

         It is our understanding that the USAA Extended Market Index Fund (the "Fund"), a series of USAA Mutual Funds Trust, will be a "feeder" fund of the Series as part of a Master - Feeder relationship. As you know, each feeder of the Series, including the Fund, will indirectly be the recipient of the custody services we are providing to the Series as its custodian. In addition, we propose to serve as the direct custodian for the Fund. In this capacity, we propose to maintain custody of the Fund's interest in the Series and to provide the cash custody services set forth in the Addendum to Custody Letter Agreement attached hereto as Exhibit A (the "Custody Addendum"). There shall be no fees for the services provided by Chase as direct custodian for the Fund, other than as set forth in the Custody Addendum.

         If you are in agreement with this proposal, please countersign this letter where indicated and return the letter to my attention. Please don't hesitate to contact me should you have any questions about the services Chase will provide to the Series and the Fund.

Sincerely,


JP Morgan Chase Bank

By:

Name:

Title:

Acknowledged and Agreed:

USAA Mutual Funds Trust, on behalf of its series, USAA Extended Market Index
Fund

By:

Name:  Christopher W. Claus

Title:    President


cc: Merrill Lynch Quantitative Advisors


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                                    EXHIBIT A

                      ADDENDUM TO CUSTODY LETTER AGREEMENT

                                 EXHIBIT G (iv)

                               CUSTODIAN AGREEMENT

         AGREEMENT dated as of August 1, 2006 between THE NORTHERN TRUST COMPANY (the "Custodian") and USAA MUTUAL FUNDS TRUST (the "Customer"), on behalf of the USAA S&P 500 INDEX FUND (the "Series").

         WHEREAS, the Customer may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereinafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and

         WHEREAS, the Customer desires to appoint the Custodian as custodian on behalf of the Portfolios under the terms and conditions set forth in this Agreement, and the Custodian has agreed to so act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. EMPLOYMENT OF CUSTODIAN. The Customer hereby employs the Custodian as custodian of all assets of each Portfolio which are delivered to and accepted by the Custodian or any Subcustodian (as that term is defined in Section 4) pursuant to the terms and conditions set forth herein. Without limitation, such assets shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio which is acceptable for deposit ("Securities") and cash from any source and in any currency ("Cash") (Securities and Cash, collectively, "Property"). The Custodian shall not be responsible for any property of a Portfolio held or received by the Customer or others and not delivered to the Custodian or any Subcustodian.

         2. MAINTENANCE OF SECURITIES AND CASH AT CUSTODIAN AND SUBCUSTODIAN LOCATIONS. Pursuant to Instructions, the Customer shall direct the Custodian to
(a) settle securities transactions and maintain cash in the country or other jurisdiction in which the principal trading market for such securities is located, where such securities are to be presented for payment or where such securities

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are acquired and (b) maintain  cash and cash  equivalents  in such  countries in amounts reasonably necessary to effect the Customer's transactions in such securities. Instructions to settle securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. CUSTODY ACCOUNT. The Custodian agrees to establish and maintain one or more custody accounts on its books, each in the name of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by the Customer to the Custodian of any Property belonging to a Portfolio, the Customer shall, by Instructions (as hereinafter defined in Section 14), specifically indicate to which Portfolio such Property belongs, or if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolios. The Custodian shall allocate such Property to each Account in accordance with the Instructions; PROVIDED THAT the Custodian shall have the right, in its sole discretion, to refuse to accept any Property that is not in proper form for deposit for any reason. The Customer, on behalf of each Portfolio, acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the appropriate Account any Property received therefor by the Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. The Custodian may deliver securities of the same class in place of those deposited in an Account.

         The Custodian shall hold, keep safe and protect as custodian for each Account, on behalf of the Customer, all Property in such Account. All transactions, including, but not limited to, foreign exchange transactions involving the Property, shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Custodian receives Instructions to the contrary, the Custodian will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

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         (c) (i) exchange  Securities  where the exchange is purely  ministerial
(including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the appropriate Account with the net proceeds of such sale;

         (e) execute in the Customer's name for an Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in an Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in such Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise; and

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f),

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including, without limitation, affiliates of the Custodian or any Subcustodian.

         4. SUBCUSTODIANS AND SECURITIES SYSTEMS. The Customer authorizes and instructs the Custodian to hold the Property in each Account in custody accounts which have been established by the Custodian with (a) one of its U.S. branches or another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the Investment Company Act of 1940, as amended ("1940 Act"), to act as custodian (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of its non-U.S. branches or majority-owned non-U.S. subsidiaries, a non-U.S. branch or majority-owned subsidiary of a U.S. bank or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which the Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System"; "U.S. Securities System" and "non-U.S. Securities System", collectively, "Securities System"), PROVIDED that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions; PROVIDED FURTHER that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and (b) the agreement between the Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder.

         Upon receipt of Instructions, the Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to the Customer, and if desirable and practicable, appoint a replacement subcustodian or securities system in accordance with the provisions of this Section. In addition, the Custodian may, at any time in its discretion, upon written notification to the

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Customer, terminate the employment of any Subcustodian or Securities System.

         Upon request of the Customer, the Custodian shall deliver to the Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the
Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) so long as Rule 17f-5 requires the Customer's Board of Trustees to directly approve its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires the Customer's Board of Trustees to directly approve its foreign custody arrangements, the Custodian also shall furnish annually to the Customer information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Customer in connection with the initial approval of this Agreement. The Custodian agrees to promptly notify the Customer if, in the normal course of its custodial activities, the Custodian has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.

         5. USE OF SUBCUSTODIAN. With respect to Property in an Account which is maintained by the Custodian in the custody of a Subcustodian employed pursuant to Section 4:

         (a) The Custodian will identify on its books as belonging to the Customer on behalf of a Portfolio, any Property held by such Subcustodian.

         (b) Any Property in an Account held by a Subcustodian will be subject only to the instructions of the Custodian or its agents unless otherwise agreed between Customer and Custodian.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of the Custodian.

         (d) Any agreement the Custodian shall enter into with a non-U.S. Subcustodian with respect to the holding of Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Securities are not subject to

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any right, charge, security interest, lien or claim of any kind in favor of such
Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto,
(iii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto, (iv) adequate records will be maintained identifying the Property held pursuant to such Agreement as belonging to the Custodian, on behalf of its customers and (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Custodian, including the independent public accountants of or designated by, the Customer be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property held by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Custodian.

         6. USE OF SECURITIES SYSTEM. With respect to Property in the Account(s) which are maintained by the Custodian or any Subcustodian in the custody of a Securities System employed pursuant to Section 4:

         (a) The Custodian shall, and the Subcustodian will be required by its agreement with the Custodian to, identify on its books such Property as being held for the account of the Custodian or Subcustodian for its customers.

         (b) Any Property held in a Securities System for the account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) The Custodian shall provide the Customer with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. AGENTS. The Custodian may at any time or times in its sole discretion appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as

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custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         8. RECORDS, OWNERSHIP OF PROPERTY, STATEMENTS, OPINIONS OF INDEPENDENT CERTIFIED PUBLIC Accountants.

         (a) The ownership of the Property whether Securities, Cash and/or other property, and whether held by the Custodian or a Subcustodian or in a Securities System as authorized herein, shall be clearly recorded on the Custodian's books as belonging to the appropriate Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts shall be maintained and preserved in the form reasonably requested by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account held by the Custodian or by a Subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

         (b) The Custodian shall take all reasonable action as the Customer may request to obtain from year to year favorable opinions from the Customer's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Customer's Form N-1A and the Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         (c) At the request of the Customer, the Custodian shall deliver to the Customer a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such

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report shall be of sufficient  scope and in sufficient  detail as may reasonably be required by the Customer and as may reasonably be obtained by the Custodian.

         (d) The Customer may elect to participate in any of the electronic on-line service and communications systems offered by the Custodian which can provide the Customer, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, the Customer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Customer agrees that the Custodian (i) does not verify nor represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

         9. HOLDING OF SECURITIES, NOMINEES, ETC. Securities in an Account which are held by the Custodian or any Subcustodian may be held by such entity in the name of the Customer, on behalf of the appropriate Portfolio, in the Custodian's or Subcustodian's name, in the name of the Custodian's, Subcustodian's or Securities System's nominee, or in bearer form. Securities that are held by a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for the Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. The Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable.

         10. PROXIES, ETC. With respect to any proxies, notices, reports or other communications relative to any of the Securities in any Account, the Custodian shall perform such services and only such services relative thereto as are (i) set forth in Section 3 of

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this  Agreement,  (ii)  described in Exhibit B attached  hereto (as such service therein  described may be in effect from time to time) (the "Proxy Service") and
(iii) as may otherwise be agreed upon between the Custodian and the Customer. The liability and responsibility of the Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Custodian and the Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Custodian and the Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions relative thereto.

         11. SEGREGATED ACCOUNT. To assist the Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

         12. SETTLEMENT PROCEDURES.

         (a) The proceeds from the sale or exchange of Securities will be credited and the cost of such Securities purchased or acquired will be debited to the Account in accordance with the schedule specified in the Custodian's operating guidelines in effect from time to time. Upon the execution and delivery of this Agreement, the Customer acknowledges receipt of the Custodian's operating guidelines in effect on the date hereof. Notwithstanding the preceding sentence, settlement and payment for Securities received for an Account and delivery of Securities maintained for an Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer. The Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         (b) The Custodian shall not be required to comply with any Instructions to settle the purchase of any securities for an Account, unless there are sufficient immediately available funds in the Account, PROVIDED THAT, if, after all expenses, debits and withdrawals ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have been made final entries as set forth in (d) below, the amount of immediately available funds in such Account is at least equal to the aggregate purchase price of all securities for which the Custodian has received Instructions to settle on that date ("Settlement Date"), the Custodian, upon settlement, shall credit the Securities to an Account by making a final entry on its books and records.

         (c) Notwithstanding the foregoing, if, after all Debits applicable to the Account have been made, there remains outstanding any Conditional Credit applicable to the Account or the amount of immediately available funds in such Account is less than the aggregate purchase price of all securities for which the Custodian has received Instructions to settle on the Settlement Date, the Custodian, upon settlement, may credit the securities to the applicable Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the Account.

         (d) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds at least equal to the aggregate purchase price of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, the Custodian shall make the Conditional Credit a final entry on its books and records. In such case, the Customer shall be liable to the Custodian only for late charges at a rate mutually agreed upon in writing by the Custodian and the Customer.

         (e) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds at least equal to the aggregate purchase price of all securities subject to a Conditional Credit on a Settlement Date are not deposited into the Account, the Customer, authorizes the Custodian, as agent, to sell the securities and credit the applicable Account with the proceeds of such sale. In such case, the Customer shall be liable to the Custodian for any deficiencies, out-of-pocket costs and expenses

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

associated with the sale of the securities, including but not limited to, shortfalls in the sales proceeds.

         (f) The Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the proceeds of the sale of the purchased securities).

         13. PERMITTED TRANSACTIONS. The Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance Section 14 and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

         (i) For the purpose of redeeming shares of the capital stock of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (k) For delivery in accordance with the provisions of any agreement among the Customer, on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

         (l) For release of Securities to designated brokers under covered call options, PROVIDED, HOWEVER, that such Securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive the Securities previously deposited from the broker. The Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m) For spot or forward foreign exchange transactions to facilitate security trading or receipt of income from Securities related transactions.

         (n) Upon the termination of this Agreement as set forth in Section 20.

         (o) For other proper purposes.

         The Customer agrees that the Custodian shall have no obligation to verify the purpose for which a transaction is being effected and shall have no liability, subject to the provisions of Section 14, for following an Instruction in connection with a transaction not provided for above.

         14. INSTRUCTIONS. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 21 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the

Custodian, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, subject to such additional terms and conditions the Custodian may reasonably require or (iii) a telephonic or oral communication by one or more persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Custodian; or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by the Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         15. STANDARD OF CARE. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not the contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions. The Custodian shall be liable to the Customer for any act or omission to act of any Subcustodian to the same extent as if the Custodian committed such act itself, PROVIDED THAT if Customer by Instructions selects any U.S. Subcustodian or a non-U.S. Subcustodian which, at the time of selection is no part of the Custodian's existing global custody network, the Custodian shall be only liable for its own negligence. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian's own failure to exercise reasonable care. In the event of any loss to the Customer by reason of the failure of the Custodian or a Subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agree to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

         All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer.

         Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which the
Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

         The provisions of this Section shall survive termination of this Agreement.

         16. INVESTMENT LIMITATIONS AND LEGAL OR CONTRACTUAL RESTRICTIONS OR REGULATIONS. The Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

         17. FEES AND EXPENSES. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees as described herein and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Property in an Account. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Custodian is authorized to charge the applicable Account for such items and the Custodian shall have a lien on the Property in the applicable Account for any amount payable to the Custodian under this Agreement, including, but not limited to, amounts payable pursuant to paragraph (e) of Section 12 and pursuant to indemnities granted by the Customer under this Agreement. The provisions of this Section shall survive the termination of this Agreement.

         18. TAX RECLAIMS. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, the Custodian shall perform such services with respect thereto as are described in Exhibit C, attached hereto, and shall in connection therewith be subject to the standard of care set forth in such Exhibit C. Such standard of care shall not be affected by any other term of this Agreement.

         19. AMENDMENT, MODIFICATIONS, ETC. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         20. TERMINATION.

         (a) TERMINATION OF ENTIRE AGREEMENT. This Agreement may be terminated by the Customer at any time by written notice or by the Custodian by the giving of one hundred twenty (120) days written notice to the Customer; PROVIDED that such written notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in each Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within one hundred twenty (120) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in each Account shall be paid. In either case, the Custodian will deliver such Securities and Cash to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it under Sections 12, 17, and 23. In addition, the Custodian may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. The Customer grants to the Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within one hundred twenty (120) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian's obligations shall be limited to safekeeping.

         (b) TERMINATION AS TO ONE OR MORE PORTFOLIOS. This Agreement may be terminated by the Customer as to one or more Portfolio(s) (but less than all of the Portfolios) at any time by delivery of an amended Exhibit A deleting such Portfolio(s). This Agreement may be terminated by the Custodian as to one or more Portfolio(s) (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolio(s), in which case termination as to such deleted Portfolio(s) shall take effect one hundred twenty (120) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A which deletes one or more Portfolio(s) shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of
Section 20 as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Custodian and the Customer hereunder with respect to the other Portfolio(s) set forth in Exhibit A, as amended from time to time.

         21. NOTICES. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, cable, facsimile or other means of electronic communication agreed upon by the parties hereto addressed:

                  if to the Customer, to:

                           Roberto Galindo
                           9800 Fredericksburg Road, AO3W
                           San Antonio, Texas  78288
                           Phone:  (210) 498-7261
                           Facsimile:  (210) ____________

                  if to the Custodian, to:

                           Scott Denning
                           The Northern Trust Company
                           50 South LaSalle Street
                           Chicago, Illinois  60675
                           Phone:  (312) 630-1414
                           Facsimile:  (312) 444-5431

or in either case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         22. SEVERAL OBLIGATIONS OF THE PORTFOLIOS. With respect to any obligations of the Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and Property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

         23. SECURITY FOR PAYMENT. To secure payment of all obligations due hereunder, the Customer hereby grants to the Custodian a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; PROVIDED THAT, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should the Customer fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available Cash in the Account or applicable Accounts, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, the Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law.

         24. REPRESENTATIONS AND WARRANTIES.

         (a) The Customer hereby represents and warrants to the Custodian that:

                  (i) the employment of the Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which the Customer is subject;

                  (ii) the terms of this Agreement do not violate any obligation by which the Customer is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Customer and each Portfolio in accordance with its terms; and

                  (iv) the Customer will deliver to the Custodian such evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b) The Custodian hereby represents and warrants to the Customer that:

                  (i) the terms of this Agreement do not violate any obligation by which the Custodian is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Custodian in accordance with its terms;

                  (iii) the Custodian will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise; and

                  (iv) the Custodian is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Customer in writing.

         25. GOVERNING LAW AND SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

         26. PUBLICITY. Customer shall furnish to Custodian at its office referred to in Section 21 above, (a) at least ten (10) days prior to filing or first use, as the case may be, drafts of its registration statement on Form N-1A (including amendments) and prospectus supplements or amendments relating to the Customer, or (b) at least two (2) business day prior to filing or first use, as the case may be, as proposed advertising or sales literature relating to the Custodian. The Customer will not make any other written or oral representation about the Custodian without its prior written consent. The provisions of this Section shall survive the termination of this Agreement.

         27. SUBMISSION TO JURISDICTION. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

         28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         29. CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

         30. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         31. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter. Notwithstanding the foregoing, nothing in this Agreement shall affect any other agreement between the parties related to other subject matters.

         32. HEADINGS. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

                                             USAA MUTUAL FUND, INC.

                                             ------------------------
                                             By: Christopher W. Claus
                                             Title: President


                                             THE NORTHERN TRUST COMPANY

                                             ------------------------
                                             By: Scott Denning
                                             Title: Vice President

                                    EXHIBIT A

         To Custodian Agreement dated as of August 1, 2006 between The Northern Trust Company and USAA

         Mutual Funds Trust

                               LIST OF PORTFOLIOS

         The following is a list of Portfolio(s) referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms, unless otherwise defined, shall have the meanings ascribed to them in the above-referred to Custodian Agreement.

                  USAA S&P 500 Index Fund





Dated as of: August 1, 2006                  USAA MUTUAL FUNDS TRUST


                                             ------------------------
                                             By: Christopher W. Claus
                                             Title: President

                                             THE NORTHERN TRUST COMPANY


                                             ------------------------
                                             By: Scott Denning
                                             Title: Vice President

                                    EXHIBIT B

         To Custodian Agreement dated as of August 1, 2006 between The Northern Trust Company and USAA Mutual Funds Trust

                                  PROXY SERVICE

         The  following is a  description  of the Proxy  Service  referred to in
Section 10 of the above referred to Custodian Agreement. Terms used herein as defined terms shall have the meanings ascribed to them therein, unless otherwise defined below.

         The Custodian currently provides proxy voting services, including event notification, voting for annual general meetings and extraordinary meetings, in partnership with the following market specialists:

         Institutional Shareholder Services (ISS), for all global proxy services ex-U.S.
         ADP, for U.S. proxy services

         Proxy voting services are currently provided in the markets listed below:

                 Argentina                              Malaysia
                 Australia                              Mexico
                 Austria                                Netherlands
                 Belgium                                New Zealand
                 Canada                                 Norway
                 China                                  Philippines
                 Czech Republic                         Poland
                 Denmark                                Portugal
                 Euroclear                              Singapore
                 Finland                                Slovak Republic
                 France                                 South Africa
                 Germany                                South Korea
                 Greece                                 Spain
                 Hong Kong                              Sri Lanka
                 Hungary                                Sweden
                 Indonesia                              Switzerland
                 Ireland                                Thailand
                 Italy                                  United Kingdom
                 Japan                                  United States

                 Kenya                                  Venezuela

         For those markets not covered by our standard proxy voting service, the Fund Manager can contact Custodian directly with voting instructions on specific events; Custodian will use reasonable efforts to vote these proxies for the customer.

         All proxy voting instructions must be received by Custodian before specified deadline for execution. Execution costs attributable to settlement and custody activities in specific markets, such as stamp duty, securities re-registration fees, and will be passed through where applicable.

         Custodian may at its sole discretion change its arrangement for provision of proxy service from time to time, provided such change is communicated promptly to the Customer in writing.

Dated as of: August 1, 2006                  USAA MUTUAL FUNDS TRUST


                                             ------------------------
                                             By: Christopher W. Claus
                                             Title: President



                                             THE NORTHERN TRUST COMPANY


                                             ------------------------
                                             By: Scott Denning
                                             Title: Vice President

                                    EXHIBIT C

         To Custodian Agreement dated as of August 1, 2006 between The Northern Trust Company and USAA Mutual Funds Trust

                                  TAX RECLAIMS

         Pursuant to Section 18 of the above referred to Custodian Agreement, the Custodian shall perform the following services with respect to withholding taxes imposed or which may be imposed on income from Property in any Account. Terms used herein as defined terms shall, unless otherwise defined, have the meanings ascribed to them in the above referred to Custodian Agreement.

         When withholding tax has been deducted with respect to income from any Property in an Account, the Custodian will actively pursue, on a reasonable efforts basis, the reclaim process, PROVIDED THAT the Custodian shall not be required to institute any legal or administrative proceeding against any Subcustodian or other person. The Custodian will provide fully detailed advices/vouchers to support reclaims submitted to the local authorities by the Custodian or its designee. In all cases of withholding, the Custodian will provide full details to the Customer. If exemption from withholding at the source can be obtained in the future, the Custodian will notify the Customer and advise what documentation, if any, is required to obtain the exemption. Upon receipt of such documentation from the Customer, the Custodian will file for exemption on the Customer's behalf and notify the Customer when it has been obtained.

         In connection with providing the foregoing service, the Custodian shall be entitled to apply categorical treatment of the Customer according to the Customer's nationality, the particulars of its organization and other relevant details that shall be supplied by the Customer. It shall be the duty of the Customer to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Customer and further to inform the Custodian if the Customer is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which the Customer is a part under general laws and treaty provisions. The Custodian may rely on any such information provided by the Customer.

         In connection with providing the foregoing service, the Custodian may also rely on professional tax services published by a major international accounting firm and/or advice received from a Subcustodian in the jurisdictions in question. In addition, the Custodian may seek the advice of counsel or other professional tax advisers in such jurisdictions. The Custodian is entitled to rely, and may act, on information set forth in such services and on advice received from a Subcustodian, counsel or other professional tax advisers and shall be without liability to the Customer for any action reasonably taken or omitted pursuant to information contained in such services or such advice.

Dated as of:      August 1, 2006             USAA MUTUAL FUNDS TRUST


                                             ------------------------
                                             By: Christopher W. Claus
                                             Title: President

                                             THE NORTHERN TRUST COMPANY


                                             ------------------------
                                             By:  Scott Denning
                                             Title:  Vice President

                                EXHIBIT G (viii)

                        STATE STREET BANK & TRUST COMPANY

                       CUSTODY AND ACCOUNTING FEE SCHEDULE

                             USAA MUTUAL FUNDS TRUST

--------------------------------------------------------------------------------
I.   DOMESTIC CUSTODY
--------------------------------------------------------------------------------


Maintain custody of fund assets. Settle portfolio purchases and sales. Report trade fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Report portfolio positions.

The fee shown below is annualized, billed and payable monthly and based on the aggregate assets of all USAA accounts serviced by State Street

            First $20 billion                             0.25 basis points
            Next $20 billion                              0.20 basis points
            Excess                                        0.15 basis points

TRANSACTIONS

    DTC (non-ETD)                                                $12.00
    DTC (ETD)                                                     $7.00
    Fed Book Entry (non-ETD)                                     $12.00
    Fed Book Entry (ETD)                                          $7.00
    PTC (non-ETD)                                                $20.00
    PTC (ETD)                                                    $15.00
    Physical Settlements                                         $25.00
    Maturity collections                                          $8.00
    In Kind Transfers (DTC)                                       $7.00
    Paydowns                                                      $2.00
    Third party foreign exchange trades                          $50.00
    Call Monitoring                                               $5.00
    Fund of Fund Trades                                           $5.00
    All other trades                                             $16.00
    Written options                                              $25.00
    Closed options                                               $15.00
    Futures transactions - no security movement                   $8.00
    Margin payments                                               $6.00
    Fund trades                                                  $30.00
    Affirmations                                                  $1.00
    CWP  (per check)                                                .65
    State Street Repo                                         No charge
    State Street FX                                           No charge

--------------------------------------------------------------------------------
II.  GLOBAL CUSTODY
--------------------------------------------------------------------------------


SUB-CUSTODIAN ASSET BASED FEES**

A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets.

                               BASIS POINT
     COUNTRY                   CHARGES                  TRANSACTION FEES

     Argentina                            12.0                    $ 50
     Australia                             1.0                    $ 20
     Austria                               8.0                    $ 50
     Bahrain                              40.0                    $100
     Bangladesh                           40.0                    $100
     Belgium                               1.0                    $ 20
     Bermuda                              12.0                    $ 75
     Bolivia                              40.0                    $100
     Botswana                             40.0                    $ 75
     Brazil                               12.0                    $ 50
     Bulgaria                             20.0                    $ 75
     Canada                                3.0                    $ 20
     Chile                                20.0                    $ 75
     China                                20.0                    $100
     Colombia                             40.0                    $100
     Croatia                              40.0                    $ 75
     Cyprus                               40.0                    $100
     Czech Rep                            12.0                    $ 75
     Denmark                               1.0                    $ 20
     Ecuador                              40.0                    $ 75
     Egypt                                12.0                    $ 50
     Estonia                              40.0                    $ 40
     Euroclear                             3.0                    $ 20
     Finland                               1.0                    $ 20
     France                                3.0                    $ 20
     Germany                               3.0                    $ 20
     Ghana                                40.0                    $ 75
     Greece                               12.0                    $ 40
     Hong Kong                             8.0                    $ 40
     Hungary                              12.0                    $ 75
     Iceland                              12.0                    $ 25
     India                                20.0                    $100
     Indonesia                            12.0                    $ 75
     Ireland                               8.0                    $ 50
     Israel                               12.0                    $ 50

     Italy                                 3.0                    $ 20
     Ivory Coast                          40.0                    $ 75
     Jamaica                              40.0                    $ 75
     Japan                                 3.0                    $ 20
     Jordan                               12.0                    $100
     Kenya                                20.0                    $ 75
     Latvia                               40.0                    $ 50
     Lebanon                              40.0                    $100
     Lithuania                            12.0                    $ 50
     Malaysia                              8.0                    $ 50
     Mauritius                            20.0                    $ 75
     Mexico                                8.0                    $ 25
     Morocco                              20.0                    $ 75
     Namibia                              20.0                    $ 50
     Netherlands                           1.0                    $ 20
     New Zealand                           1.0                    $ 20
     Norway                                1.0                    $ 20
     Oman                                 40.0                    $100
     Pakistan                             20.0                    $100
     Peru                                 40.0                    $100
     Philippines                           8.0                    $ 75
     Poland                               20.0                    $ 50
     Portugal                              8.0                    $ 75
     Puerto Rico                           8.0                    $ 50
     Romania                              12.0                    $ 75
     Russia                               20.0                    $ 75
     S Africa                              8.0                    $ 25
     Singapore                             8.0                    $ 40
     Slovak Rep                           20.0                    $ 75
     Slovenia                             40.0                    $ 75
     South Korea                           1.0                    $ 20
     Spain                                 8.0                    $ 40
     Sri Lanka                            12.0                    $ 75
     Swaziland                            40.0                    $ 75
     Sweden                                3.0                    $ 20
     Switzerland                           1.0                    $ 20
     Taiwan                               12.0                    $ 40
     Thailand                              8.0                    $ 50
     Trin & Tobago                        40.0                    $ 75
     Tunisia                              40.0                    $ 40
     Turkey                               40.0                    $ 40
     UK                                    3.0                    $ 20
     Ukraine                              40.0                    $100
     Uruguay                              40.0                    $ 75
     Venezuela                            40.0                    $100
     Viet Nam                             40.0                    $100

     Zambia                               40.0                    $100
     Zimbabwe                             40.0                    $100

**Excludes: Agent, depository and local auditing fees, stamp duties and registration fees

--------------------------------------------------------------------------------
III. SECURITIES LENDING (PROGRAM RUN BY THIRD PARTY)

     Securities Lending Fees have been moved to Attachment A, as third party lending agent is paying fees directly to State Street
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
IV. FUND ACCOUNTING
--------------------------------------------------------------------------------

RECORDKEEPING

Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate Net Asset Value daily. Provide selected general ledger reports. The fee shown below is annualized, billed and payable monthly and based on the aggregate assets of the Mutual Funds.

NON-MONEY MARKET FUNDS

            First $18 billion                          0.90 basis points
            Excess                                     0.60 basis points
            Minimum monthly charge                                Waived

MONEY MARKET FUNDS

            First $8 billion                           0.70 basis points
            Excess                                     0.50 basis points
            Minimum monthly charge                     Waived

ADVERTISED YIELD

For each portfolio maintain, monthly charge is based on the number of holdings as followed:

              HOLDINGS PER PORTFOLIO                               MONTHLY FEE
              0 to 50                                                $250.00
              50 to 100                                              $300.00
              Over 100                                               $350.00

              SAFIRE
              New fund installation charge                         $1,000.00
              Annual per fund charge                               $3,500.00
              SaFire User Fee                                        $ 92.00

AUTOMATED PRICING VIA NAVIGATOR (EXCLUDES FUND OF FUNDS)

     Quote Charge (based on month end positions)

     Base fee--domestic, including Money Market Funds                 $300.00
     Base fee--more than 20% global                                   $375.00
     Municipal Bonds via Muller Data                                   $10.00
     Municipal Bonds via Kenny Information Systems                     $16.00
     Government, corporate, and conv. bonds via Bridge                 $11.00
     Corporate and government bonds via Bridge                         $11.00
     Government, corporate, and conv. bonds via FT Interactive         $16.00
     Corporate and government bonds via FT Interactive                 $16.00
     Options, futures and private placements                            $6.00
     Foreign equities and bonds                                         $6.00
     Listed equities, OTC equities and bonds                            $6.00
     Corporate, municipal, convertible, and government
     Bonds, adjustable rate preferred stocks via IDSI                  $12.00

MULTI-MANAGED FUNDS
         For each additional portfolio, the fund will be charged      $15,000

--------------------------------------------------------------------------------
V.   ENHANCED ACCOUNTING SERVICES - FUND ADMINISTRATION
--------------------------------------------------------------------------------

The following fees are for limited fund administration services or remote access to technology platforms. All fees quoted are expressed in annual terms unless expressly noted.

    o   Performance calculations on multi-managed portfolios            $2,000
        (fee applies to each multi-manager portfolio)

    o   Specialized fund administration reporting                         $250
        (fee is per report per fund)

        -   NSAR Broker
        -   Top ten holdings
        -   Series Broker allocation
        -   Dividend received deduction
        -   45 day dividend reporting
        -   Government income breakdown/income by state
             (fee waived for this report)
        -   Massachusetts State reporting

    o   Specialized fund administration system applications

        -   Fund Administration Workstation

            (remote access for all funds)                              $75,000
                  Before/After tax return module                      (waived)
           (the waiver relates to returns module only.
           Use of other FA workstation functions will require additional fees)

        -   Wash Sale System
              (On demand reporting)
        -   Equity Fund (per fund)                                      $5,000
        -   Fixed Income Fund (per fund)                                $3,000

        -   iTELS - tax efficient lot selection application             $2,500
            (service performed by State Street) per fund


--------------------------------------------------------------------------------
VI. SPECIAL SERVICES
--------------------------------------------------------------------------------

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.


--------------------------------------------------------------------------------
VII. BALANCE CREDITS AND OVERDRAFT CHARGES
--------------------------------------------------------------------------------

For the Mutual Funds only, a balance credit will be applied against the custody fees or other fees as directed by USAA (excluding out-of-pocket expenses). The credit is based on 75% of the average 90 day Treasury Bill rate for the month, times the average collected balance (collected balance is positive balance).

Overdrafts due to overspending/client errors or third party agent errors will be charged at a rate of Fed Funds plus 50 basis points. Total overdraft charges will be applied to the monthly custody bills.


--------------------------------------------------------------------------------
VIII. OUT-OF-POCKET EXPENSES
--------------------------------------------------------------------------------

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. These expenses have been separated into 2 categories; recurring and variable.

RECURRING OUT-OF-POCKET EXPENSES
Out-of-pocket expenses related to duplicating, courier service, postage/insurance, supplies related to fund records, communication/equipment costs (telephone, lease lines, etc.), and third-party internal control review will be charged back to the funds at a fixed monthly fee.

                             $420.00/month per fund

VARIABLE OUT-OF-POCKET EXPENSES
Variable   out-of-pocket   expenses   will  be  billed  as  they  occur.   These
out-of-pocket expenses include, but are not limited to the following:

        - Proxy Fees
        - Transfer fees
        - Sub-Custodian out-of-pocket charges, market fees, registration fees, stamp duties, etc.
        - Customized programming/transmissions @ $175 per hour) (100 hours for free)
        - Annual fee for each customized program/transmission ($3,000)--1st three are free
        - Non recurring legal fees
        - Wires ($5.00)

All fees above will be charged against the Fund's custodian account five (5) business days after the invoice is sent to the Fund's offices. Payment does not preclude any required billing adjustments that will be made to the following months bill.

--------------------------------------------------------------------------------
STATE STREET                                USAA MUTUAL FUNDS TRUST




By                                          By
   ---------------------------------           -------------------------------



Date:  August 1, 2006                       Date:  August 1, 2006
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       STATE STREET BANK AND TRUST COMPANY
                                  ATTACHMENT A
--------------------------------------------------------------------------------


                  THIRD PARTIES SECURITIES LENDING-FEE SCHEDULE
                  (PROGRAM RUN BY METROPOLITAN WEST SECURITIES)


ADMINISTRATION FEE
For  reporting  of fails,  cash  collateral,  shares on loan,  past due  income.
Services related to income collection and corporate action support. The fee shown below is annualized, billed and payable monthly.

Prime Meridian access*                                               $1,080.00
*for accounts NOT already billed by SSC's Cash Management group

DOMESTIC (DTC, FED)
Deliver/Receive loaned securities versus cash/securities collateral
(ETD)                                                                     7.00
Loan Administration--DTC SPO                                             $5.00
          Wire transfer                                                  $5.00

Non-US (sleeves used in Section V)
Deliver/Receive loaned securities versus cash/securities collateral
         Group I                                                        $25.00
         Group II                                                       $40.00
         Group III                                                      $50.00
         Group IV                                                       $75.00
         Group V                                                       $100.00

OTHER CUSTODY CHARGES
Domestic Collateral Account Holdings*                           .4 basis point

Collateral transactions:
                DTC, Fed Buy/Sell/Maturity                               $7.00
                Wire in/out                                               5.00

*based on month end market values of collateral accounts

TRANSMISSION OF CUSTODY POSITIONS AND ACTIVITY
Programming for standard transmission. Transmission set up, integration testing and maintenance. $175.00 per hour

                                       1A